UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2010

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

650 Liberty Avenue
Union, New Jersey 07083

(Address of principal executive offices)   (Zip code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On June 29, 2010, Bed Bath & Beyond Inc. (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, the following items were voted upon: (1) the election of nine directors of the Company for terms expiring in 2011 and (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 26, 2011. The voting results with respect to each of the matters described above were as follows:

1.                                       The nine directors were elected based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Warren Eisenberg	217,749,474	6,559,123	38,481	10,727,150
Leonard Feinstein	217,748,116	6,555,493	43,469	10,727,150
Steven H. Temares	220,546,633	3,759,900	40,545	10,727,150
Dean S. Adler	213,291,202	9,266,827	1,789,049	10,727,150
Stanley F. Barshay	215,391,976	8,791,092	164,010	10,727,150
Klaus Eppler	205,421,229	18,875,864	49,985	10,727,150
Patrick R. Gaston	221,722,425	2,458,226	166,427	10,727,150
Jordan Heller	222,137,897	2,162,923	46,258	10,727,150
Victoria A. Morrison	221,691,515	2,613,119	42,444	10,727,150

2.                                       The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 26, 2011 was ratified based upon the following votes:

For	Against	Abstain
230,995,023	4,035,792	43,413

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: July 1, 2010	By:	/s/ Eugene A. Castagna
By: Eugene A. Castagna
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)